DATED 1st July 1999



                                    WINCROFT INC

                                        -AND-

                                 A M INVESTMENTS LTD






                                      AGREEMENT
                       For the sale and purchase of shares in
                                WINCROFT (UK) LIMITED

                                                 Contents

                       Clause   Heading                        Page

                       1.       Interpretation                 1
                       2.       Conditions                     *
                       3.       Sale of Shares                 *
                       4.       Consideration                  *
                       5.       Completion                     *
                       6.       Announcements                  *
                       7.       Waivers, Releases etc.         *
                       8.       Further Assurance              *
                       9.       Exceptions & Limitations       *
                       10.      General                        *
                       11.      Notices                        *
                       12.      Governing Law and Jurisdiction *
                       13.      Whole Agreement                *
                       14.      Counterparts                   *





                                       Schedule


                         1.     Particulars of the Company     *

                                      AGREEMENT

                                 DATED 1st JULY 1999

          BETWEEN:





          (1)  Wincroft Inc ("The Vendor"); and

          (2)  A M Investments Limited ("the Purchaser").


          WHEREAS:

          (A) Wincroft (UK) Limited (hereinafter referred to as "the Company") particulars of which are set out in Schedule 1 is a private company limited by shares duly incorporated under the laws of England and Wales.

          (B)  The Company is currently dormant.

          (C) The Vendor is the beneficial owner of and able to procure the transfer of all the issued shares in the capital of the Company (hereinafter together referred to as "the Shares").

          (D) It has been agreed that the Vendor shall sell and the Purchaser shall buy the Company for a consideration of 2 British Pounds.


          IT IS HEREBY AGREED as follows:

          I.   INTERPRETATION

               1.1  In this Agreement-.-

                    1.1.1.   unless the context otherwise requires.

          "the Accounts"     The audited balance sheets and profit and loss
                             accounts of the Company at and for the period ended 31-05-97 copies of which have been initialled for the purpose of identification only by the parties together with the notes thereto the Directors' and Auditors' reports and statements as to the source and application of funds

          "Agreed Form"      The form agreed between the parties and
                             initialled by or on their behalf for the purpose of identification only

          "this Agreement"   The within written agreement together with the
                             documents referred to herein

          "the Companies Acts" The Companies Acts as defined in Section 744 of the Companies Act 1985 together with the Business Names Act 1985 the Insolvency Act 1986 the Company
                               Directors Disqualification Act 1986 and the
                               Companies Act 1989

          "the Company"   Shall have the meaning ascribed thereto in Recital(A)

          "Completion"   The due date completion in accordance with Clause 5 of
                            all matters requiring to be carried out hereunder

          "the Completion Date"            1st JULY 1999

          "the Shares"    Shall have the meaning ascribed thereto in Recital(C)

                 1.1.2 References to any provision of any Act or treaty or to statutory provisions shall include any modification extension or reenactment thereof and any amendments made thereto and also any corresponding provision in any repealed enactment and shall also include any instruments rules or regulations made at any time thereunder or in relation thereto.

                 1.1.3 References to the singular shall except where the context otherwise requires include the plural and vice versa.

                 1.1.4 References to any gender shall include a references to all genders.

                 1.1.5 References to Recitals, Clauses and Schedules are to recitals, clauses and schedules in this Agreement and references to this Agreement shall include the Recitals and Schedules.

                 1.1.6 Headings in this Agreement are for convenience only and no account shall be taken of headings in construing this Agreement.

          2.  SALE OF SHARES

              2.1 The Vendor shall sell and the  Purchaser shall purchase the
                  Shares with full title guarantee on the date hereof free from all encumbrances with all rights attached and all accrued benefits together with all dividends and other distributions declared made or paid in respect thereof after the date hereof

             2.2 The Vendor hereby waives any pre-emption or other similar right which it may have and agrees to procure the waiver of any such rights held by any other person either under the Articles of Association of the Company or otherwise in relation to the Shares.

              2.3 The Purchaser shill not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously in accordance with this Agreement Provided that the failure of the Vendor to complete the sale and purchase of the Shares in accordance herewith shall not relieve the Vendor from its obligations hereunder.

              2.4 The Vendor  hereby irrevocably  authorises the  Purchaser
                  (pending registration of the transfer or transfers of the Shares) to exercise all rights of voting or similar or other rights in respect of the Shares in such way as the Purchaser (or its nominees) may in the Purchaser's absolute discretion decide and, in particular, but without prejudice to the generality of the foregoing to appoint any proxy or proxies to vote on behalf of the Vendor in respect of the Shares at any general meeting of the Company.

          3.   CONSIDERATION

               The sale considered to be provided by the Purchaser to the Vendor for the said sale and purchase of the Shares shall be the sum of 2 British Pounds.

          4.   COMPLETION

               4.1 Completion shall take  place on the  date hereof at  the registered office of the Vendor when the following steps shall be taken in the order in which they are listed:-

                  4.1.1 The Vendor shall procure such alterations (if any) as the Purchaser may require to be made to the Memoranda and Articles of Association of the Company.

                  4.1.2 The Vendor shall deliver or cause to be delivered to the Purchaser or as the Purchaser may direct:-

                        (a) Duly executed stock transfer forms in favour of the Purchaser or its nominee(s) in respect of all of the Shares together with the relative share certificates.

                        (b) The  statutory  books   (including  the   share
                            certificate books) minute books and books of account of the Company duly made up to the Completion Date together with their respective Certificates of Incorporation Certificates on Change of Name and Common Seals and all other documents books and records relating to the business and affairs of the Company.

                        (c) All deeds or  other documents of  title to  the
                            freehold and leasehold properties owned by any of the Company.

                        (d) Copies of  all bank  mandates and  instructions
                            to and certificates from each of the banks or other financial institutions with which the Company or any of the Subsidiaries maintains accounts.

                        (e) An irrevocable power of attorney in the  Agreed
                            Form duly executed by the Vendor enabling the Purchaser pending registration of the transfer of the Shares to exercise all rights attaching thereto.

                         (f)All cheque  books  of the  Company  in  current
                            use.

                         (g)A copy of the Board Minutes of a Meeting of the
                            Directors of the Vendor resolving to enter into this Agreement.

                         (h)All  insurance   policies  belonging   to   the
                            Company.

                    4.1.3 The Vendor shall procure  a meeting of the  Board
                          of Directors of the Company to be held at which inter alia:-

                         (a) The registration of the Purchaser or its nominee(s) as members of the Company in respect of all the Shares shall be approved subject only to the production of duly stamped share transfers.

                         (b) Such persons as the Purchaser may nominate shall be appointed additional Directors of the Company.

                         (c) Such  new  mandates  shall  be  given  to  the
                             bankers of the Company as the Purchaser may require.

                    4.1.4 The  Vendor shall  procure  the  release  of  all
                          guarantees in relation to any obligations of the Vendor or other obligations of a like nature given by the Company.

                    4.1.5 The Vendor shall repay and procure the  repayment
                          of all sums (if any) owed to the Company by the Vendor.

                    4.1.6 Against compliance with  the above the  Purchaser
                          shall deliver the consideration.

          5.  ANNOUNCEMENTS

              5.1 The Purchaser and/or the Vendor and save as required by law no announcement shall be made by any or the parties hereto regarding the sale of the Shares or any other of the terms of this Agreement expect by mutual agreement between the parties. Pending any announcement each party hereto shall use its best endeavours to keep the same confidential.

               5.2 Save as required by law the Vendor hereby undertakes to the Purchaser that it will not at any time hereafter divulge or communicate to any person (other than to officers or employees of the Company whose province it is to know the same or on the instructions of the Board of Directors of the Company) and details of this Agreement or any information concerning the business, accounts. financial or contractual arrangements or other dealings transactions or affairs of the Company of which they may be or become aware.

          6.   WAIVERS, RELEASES ETC

               6.1 All rights expressly conferred by or under this Agreement upon the Purchaser shall be additional to and without prejudice to all other rights and remedies available to it whether under this Agreement or otherwise. No exercise or delay in exercise or lack of exercise of any of the rights in this Agreement shall constitute a waiver by the Purchaser of any rights or remedies available to it.

               6.2 The Vendor shall on Completion procure the absolute and unconditional release of each of the Company from all guarantees, suretyships, indemnities and like undertakings given by the Company in respect of any obligations of any person other than the Company and shall fully and effectively indemnify and keep indemnified the Purchaser from and against any and all costs, claims, demands or liabilities incurred or arising from any such guarantees, suretyships, indemnities and like undertakings.

          7.   FURTHER ASSURANCE

          This Agreement shall notwithstanding Completion remain in full force and effect in regard to any of the provisions thereof remaining to be performed or carried into effect and in regard to all representations, warranties, covenants. undertakings, indemnities and other obligations contained or referred to herein. Notwithstanding Completion the Vendor shall execute such further documents and do at its own expense all such other acts and things as shall reasonably be required by the Purchaser for giving the Purchaser the full benefit of this Agreement and to deal with any claim or other matter outstanding at the Completion Date.

          8.   EXCEPTIONS AND LIMITATIONS

               8.1 The Vendor shall not be under any liability in respect of this Agreement arising out of or in connection with any matter of fact of which the Purchaser is or has been aware whether by reason of any investigation into the affairs of the Company by the Purchaser or otherwise.

               8.2 The Vendor shall not be under any liability in respect of any act matter or thin,, done or effected or any omission or default made at any time by or with the approval or consent of or at the request or recommendation of the Purchaser and no claim may be made in respect thereof.

               8.3 No claim of any kind shall arise by reason of the fact that any losses of any kind of the Company shall not be capable of being carried forward by way of relief for tax purposes.

               8.4 The Purchaser hereby covenants to procure that except as provided in this Agreement neither itself nor the Company shall make any claim or take any proceedings against any directors of the Company at any time in respect of any matter or thing or omission occurring up to and including the date hereof.

               8.5 In relation to any loss or damage against which the Company is insured (or would have been insured had all policies in force at the Completion date been in force thereafter) no claim shall be made against the Vendor in respect of such loss or damage unless and until an appropriate claim shall have been made in respect thereof to the insurers in question and if the Purchaser or the Company recovers or is paid any moneys in respect of any loss or damage or other matters in relation to which the Vendor has paid money to the Purchaser or the Company under this Agreement an amount equal to the sum so recovered or paid shall be reimbursed to the Vendor.

               8.6 The Vendor shall not be liable for any breach of this Agreement to the extent that the facts or matter or information constituting such breach are actually known to the Purchaser and the Purchaser shall have no right to rescind this Agreement in respect of any such facts, matters or information.

          9.   GENERAL

               9.1 The rights under this Agreement and all other documents executed pursuant to this Agreement shall ensure for the benefit of the Purchaser and its successors and/or assigns.

               9.2 Time shall be of the essence of this Agreement both as regards any times, dates and periods specified herein and any such times, dates or periods which by Mutual written agreement are substituted therefor.

               9.3 Each of the parties shall bear its own costs in relation to the preparation, execution and completion of this Agreement. For the avoidance of doubt all stamp duty payable under this Agreement will be paid by the Purchaser.

               9.4 Save as expressly provided all payments to be made hereunder by the Purchaser to the Vendor shall be made free from any right or set off or similar right.

          10. NOTICES

             10.1 Any notice given by any party to any other for the purposes of this Agreement shall be sufficiently given if delivered by hand or sent by airmail prepaid post or facsimile transmission to that party at its registered office for the time being. Any notice sent by post as aforesaid shall be deemed to be given on the fourth business day after posting and in proving service in such manner it shall be sufficient to prove that the envelope containing such notice was properly addressed and posted as an airmail pre-paid letter. Any notice delivered by hand or sent by facsimile transmission as aforesaid shall be deemed to be given when received, if so delivered or sent within business hours on a business day at the place of receipt, and otherwise shall be deemed to be given at 10:00 am on the next business day provided that in the case of a facsimile transmission confirmation of satisfactory transmission is printed by the machine of despatch.

          11. GOVERNING LAW AND JURISDICTION

          This Agreement shall be governed by the laws of England and Wales and the English courts shall have non-exclusive jurisdiction in relation to any dispute with respect to the subject matter or construction of this Agreement.

          12. WHOLE AGREEMENT

          This Agreement represents the entire agreement between the parties and (to the extent permitted by law) supersedes all prior representations, agreements and understandings in respect of the subject matter of this Agreement.

          13. COUNTERPARTS

          This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and which together shall constitute one and the same Agreement.

          IN WITNESS whereof the parties hereto have signed this instrument as their deed in manner hereinafter appearing.



          Signed by                               )
          Jason Conway                  )
          a duly authorised Director              )    /s/ Jason Conway
          for and on behalf of          )
          Wincroft Inc                            )



          Signed by                               )
          Danny Wettreich                         )
          A duly authorised Director              )    /s/ Danny Wettreich
          For an on behalf of                     )
          A M Investments Ltd )